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                                                                   Exhibit 23.03


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 1998, except for Note 14, as to which the date is February 7, 1998, with respect to the financial statements of Cauff Lippman Aviation, Inc. and Certain Affiliates included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-53779) and related Prospectus of UniCapital Corporation for the registration of 25,000,000 shares of its common stock.


                                                  /s/ ERNST & YOUNG LLP
                                                  -----------------------
                                                      Ernst & Young LLP

Miami, Florida
July 10, 1998